SIDLEY AUSTIN BROWN & WOOD
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
 BEIJING        1 THREADNEEDLE STREET         LOS ANGELES
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 CHICAGO           LONDON EC2R 8AW             NEW YORK
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 DALLAS        TELEPHONE 020 7360 3600      SAN FRANCISCO
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 GENEVA       FACSIMILE  020 7626 7937         SHANGHAI
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HONG KONG     DX NUMBER 580 LONDON CITY        SINGAPORE
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 LONDON            www.sidley.com                TOKYO
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                                            WASHINGTON, D.C.
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                                                                   May 13, 2003


Granite Mortgages 03-2 plc
c/o Fifth Floor
100 Wood Street
London EC2V 7EX


      Re:   Granite Mortgages 03-2 plc
            Granite Finance Funding Limited
            Granite Finance Trustees Limited
            Registration Statement on Form S-11

Ladies and Gentlemen:

      We have acted as counsel for Granite Mortgages 03-2 plc, a public limited company incorporated under the laws of England and Wales (the "Issuer"), Granite Finance Funding Limited, a company incorporated under the laws of Jersey ("Funding") and Granite Finance Trustees Limited, a company incorporated under the laws of Jersey (the "Mortgages Trustee," and with the Issuer and Funding, the "Registrants" and each a "Registrant"), in connection with the preparation of the registration statement on Form S-11 (the "Registration Statement") that was initially filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), on March 18, 2003, of which the prospectus (the "Prospectus") forms a part. The notes being offered by means of the prospectus (the "Notes") will be issued pursuant to a trust deed (the "Trust Deed") between The Bank of New York (the "Note Trustee") and the Issuer.

      We have made such investigation of law as we deem appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrants in connection with the authorization, issuance and sale of such Notes.

      Based upon the foregoing, we are of the opinion that:

      (i) When the Trust Deed in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Issuer enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and





  A LIST OF PARTNERS' NAMES AND THEIR PROFESSIONAL QUALIFICATIONS IS OPEN FOR
            INSPECTION AT 1 THREADNEEDLE STREET, LONDON, EC2R 8AW,
WHICH IS ALSO THE PRINCIPAL PLACE OF BUSINESS OF THE PARTNERSHIP.  ALL PARTNERS
             ARE EITHER SOLICITORS OR REGISTERED FOREIGN LAWYERS.

 THE OFFICES LISTED ABOVE (OTHER THAN LONDON) ARE OFFICES OF ASSOCIATED SIDLEY
                       AUSTIN BROWN & WOOD PARTNERSHIPS.

      (ii) When the issuance, execution and delivery of the Notes in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Notes have been duly executed, authenticated and delivered and sold as described in the Registration Statement, such Notes will be legally and validly issued and the holders of such Notes will be entitled to the benefits provided by the Trust Deed pursuant to which such Notes were issued.

      In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records of the Registrants and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrants acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that the Trust Deed and the related Notes will be executed and delivered in substantially the form filed as exhibits to the Registration Statement, and that such Notes will be sold as described in the Registration Statement. We express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement, without implying or admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                           Very truly yours,

                                           /s/ SIDLEY AUSTIN BROWN & WOOD